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                                                           EXHIBIT 3

                             CST ENTERTAINMENT, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                               DATED JULY 19, 1995

                                 WARRANT NO. 367

          CST Entertainment, Inc. ("Company") certifies that, for valuable consideration, receipt of which is hereby acknowledged, the Holder is entitled to purchase from the Company a number of shares of the Company's Common Stock set forth in Section 1(h) hereof (the "Shares") at the purchase price set forth in Section 1(e) hereof.

          This Warrant and the Common Stock issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

          1. Definitions. As used in this Warrant, the following terms shall mean:

               (a) "Common Stock" - the Common Stock, par value $.15 of the Company.

               (b) "Company" - CST Entertainment, Inc.., a Delaware corporation.

               (c)  "Effective Date" - July 19, 1995

               (d)  "Holder" - M & A Investments, Inc.

               (e) "Purchase Price" - $.65 per share, reducible to $.50 per share if the Promissory Note of even date herewith executed by the Company, CST Featurizations, Inc. and CST Computoons, Inc. as makers and payable to M & A Investments, Inc., is not repaid in full or converted by M & A Investments, Inc. prior to or on November 1, 1995.

               (f) "Subscription Form" - The form attached to this Warrant as Exhibit "A"

               (g)"Warrant" - This Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

               (h)  "Shares" - 750,000 shares of Company Common Stock.

               (i)  "Expiration Date" - July 19, 2002.














     NYFS05...:\35\64935\0001\6678\WARRANT
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          2.   Exercise.

               (a) Time of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional shares) at the office of the Company, at any time or from time to time, commencing on the Effective Date, provided, however, that this Warrant shall expire and be null and void if not exercised in the manner herein provided, by 5:00 p.m., Los Angeles time, on the Expiration Date.

               (b) Manner of Exercise. This Warrant is exercisable at the Purchase Price, payable in cash or by check, payable to the order of the Company, subject to adjustment as provided in Section 3 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder.

               (c) Delivery of Stock Certificates. As soon as practicable, but not exceeding 30 days, after complete or partial exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder (or upon payment by the Holder, of any applicable transfer taxes, the Holder's assigns) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise, determined in accordance with Section 3 hereof.

               (d) Record Date of Transfer of Shares. Irrespective of the date of issuance and delivery of certificates for any stock or securities issuable upon the exercise of this Warrant, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the stock or other securities represented thereby immediately prior to the close of business on the date on which a duly executed Subscription Form containing notice of exercise of this Warrant and payment of the Purchase Price is received by the Company.

          3.   Adjustment of Purchase Price.

          The Purchase Price shall be subject to adjustment as follows:

               (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii) subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or
     (iv) issued by reclassification of its shares of Common Stock any shares of the Company, the Purchase Price in effect immediately prior thereto shall be adjusted to that amount determined by







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     multiplying the Purchase Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination or consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock after giving effect thereto. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification.

               (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (the "Offering Price") less than the Purchase Price at the record date mentioned below, the Purchase Price shall be determined by dividing the Purchase Price in effect immediately prior to such issuance by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock outstanding offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate Offering Price of the total number of shares so offered would purchase at such fair market value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively, immediately after the record date for the determination of shareholder entitled to receive such rights or warrants.

               (c) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, shares of any class of the Company's stock other than Common Stock or assets (excluding cash dividends) or rights or warrants to subscribe (excluding those referred to in subsection (b) above), then in each such case the Purchase Price shall be determined by dividing the Purchase Price in effect immediately prior to such issuance by a fraction, of which the numerator shall be the Purchase Price on the date of such distribution and of which the denominator shall be such fair market value per share of the Common Stock, less the then fair market value (as determined by the board of directors of the Company, whose determination shall be conclusive, and described in a statement, which will have the applicable resolutions of the board of directors attached thereto, filed with the Company) of the portion of the assets or evidences of indebtedness or shares so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (d) If the Common Stock issuable upon the conversion of the Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise( other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets





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     provided for in this Section 3), then, and in each such event, the
     Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, or other change by the Holders of the number of shares of Common Stock into which such Warrant might have been converted, as reasonably determined by the Company's board of directors, immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (e) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made as reasonably determined by the Company's board of directors so that the Holder of the Warrant shall thereafter be entitled to receive upon conversion of such Warrant, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.

               (f) In the event the Company issues shares of Common Stock (except for an issuance for which an adjustment has already been provided for pursuant to this Section 3) for a price per share less than the Purchase Price in effect immediately prior to such issuance ("Additional Shares") then the Purchase Price shall be adjusted to a price determined by multiplying the Purchase Price then in effect by a fraction (i) the numerator of which shall be the sum (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (assuming the conversion of all outstanding securities which are convertible into common stock and the exercise of all outstanding options and warrants into common stock) and (B) the total consideration paid for the Additional Shares divided by the Purchase Price then in effect, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale (assuming the conversion of all outstanding securities which are convertible into common stock and the exercise of all outstanding options and warrants into common stock).

               (g) The adjustments provided for in this Section 3 are cumulative and shall apply to successive divisions, subdivisions, reductions, combinations, consolidations, issues, distributions or other events contemplated herein resulting in any adjustment under the provisions of this section, provided that, notwithstanding any other provision of this section, no adjustment of the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price then in effect; provided, however, that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (h) Notwithstanding Section 3(b) and (c) above, no adjustment shall be made in the Purchase Price if provision is made for the Holder of this Warrant to participate in such distribution as if they had converted all of the principal balance of the Warrant into shares of common stock at the Purchase Price in effect immediately prior to such distribution.



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               (i)  Upon each adjustment of the Purchase Price, the Company shall give prompt written notice thereof addressed to the registered Holders at the address of such Holders as shown on the records of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of such Holder's Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (j) In the event of any question arising with respect to the adjustments provided for in this Section 3, such question shall be conclusively determined by an opinion of independent certified public accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder of this Warrant. Such accountants shall have access to all necessary records of the Company, and such determination shall be binding upon the Company and the Warrant
     Holder.

               (k) The Company may in its sole discretion and without any obligation to do so reduce the Purchase Price then in effect by giving 15 days' written notice to the Holders. The Company may limit such reduction as to its temporal duration or may impose other conditions thereto in its sole discretion.

               (l) Notwithstanding any language to the contrary contained herein, the provisions of this Section 3, including all the subsections hereto, shall not be applicable, triggered, effective or enforceable with respect to Common Stock issued by the Company pursuant to either its 1985, 1986, or 1990 Employee Stock Option Plans, Common Stock issued by the Company to creditors participating in the Company's Debt Conversion & Restructuring Plan, Common Stock issued pursuant to options or warrants outstanding as of the Effective Date, and Common Stock issued by the Company to Holder, all of said shares being hereby expressly excluded from the provisions of this
     Section 3.

          4.   Restriction on Transfer.

               (a) The Holder, by its acceptance hereof, represents, warrants, covenants and agrees that (i) the Holder has knowledge of the business and affairs of the Company, and (ii) this Warrant and the Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof and that absent an effective registration statement under the Securities Act of 1933 covering the disposition of this Warrant or the Shares issued or issuable upon exercise of this Warrant, they will not be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing the Company with an opinion of counsel (which may be counsel for the Company) or other evidence, reasonably acceptable to the Company, to the effect that such sale, requirements of the Securities Act of 1933 and the registration or qualification requirements of any applicable state securities laws. The Holder consents to the making of a notation in the Company's records or giving to any transfer agent of the Warrant or the Shares an order to implement such restriction on transferability.

               This Warrant shall bear the following legend or a legend of similar import, provided,

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     however, that such legend is no longer necessary to assure compliance with the Securities Act of 1933, as amended:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
        APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED,
       HYPOTHECATED OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND
         CONDITIONS OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

          5.   Registration Under the Securities Act of 1933.

               (a) The Company shall advise the Holder of Warrants or the Shares or any then holder of the Warrants or Shares (such persons being collectively referred to herein as "holders") by written notice at least thirty (30) days prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms) covering securities of the Company and will upon the request of any such holder, include in any such registration statement such information as may be required to permit a public offering of the Shares; provided, however, that if the registration statement relates to a public offering by the Company of its securities and the managing underwriters advise the holder that the inclusion in the offering of securities being sold by the holder would adversely affect the ability of the Company to complete the public offering (and other selling stockholders, if any, are similarly advised), then the holder will agree to reduce the number of Shares to be registered to a number of shares which shall be not less than ten percent (10%) of the number of shares being offered by the Company and the holder will further agree not to make any sales of the securities so included for a period of one hundred eighty (180) days from the effective date of such registration statement. The Company shall keep such registration statement current for a period of up to nine (9) months from the conclusion of such one hundred eighty (180) day period; provided, however, that the Company shall not be required to keep the registration statement effective beyond the date after which the registration statement must be amended to include updated audited financial statements. The Company shall supply prospectuses, qualify the Warrants and the Shares for sale in such states any such holder reasonably designates and furnish indemnification in the manner as set forth in Section 5(b) (ii). Such holders shall furnish information and provide indemnification as set forth in Section 5(b) (ii).















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               (b)  The following provisions shall also be applicable:

                    (i) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Section 5 of this Warrant. Any holder whose Shares are included in any such registration statement pursuant to this Section 5 shall, however, bear the fees of his own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the Shares sold by him pursuant thereto.

                    (ii) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Shares from and against any and any losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 5 or any application or other filing under any state securities law caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such act; provided, however, that any such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 5 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein.

               (c) The Company's agreements with respect to Warrants or Shares in this Section 5 shall continue in effect regardless of the exercise and surrender of this Warrant.

               (d) Notwithstanding any contrary provisions of this Section 5 the holder of this Warrant may, at its election, include this Warrant as well as the Shares issuable upon exercise of this Warrant in any registration statement filed pursuant to this Section 5; provided, however, that in the event that both (i) this Warrant shall be included in any such registration statement and (ii) this Warrant shall be transferred at a time subsequent to the effective date of such registration statement at which time the registration statement is current, then this Warrant shall cease to be exercisable after 5:00
     P. M., New York City Time on the thirtieth (30th) day after the date of such transfer or, if such thirtieth (30th) day shall be a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. In the



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     event that any registration statement referred to in the preceding sentence shall cease to be current during the thirty (30) day period referred to above, then, notwithstanding the preceding sentence, the exercisability of this Warrant shall not be affected by the transfer of this Warrant. Nothing in this Warrant shall be construed in any manner to require the Company to take steps to create or provide for a public market for the Warrants.

          6. Payment of Taxes. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the Holder surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

          7. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants, and agrees that, upon exercise of this Warrant and payment of the Purchase Price thereof, all Shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

          8. Notices to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested:

               (a) If to the Holder, to the address of such Holder as shown on the books of the Company; or

               (b) If to the Company, to the principal executive offices of the Company.

          9. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          10. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators,



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     distributes, successors and assigns.

          11. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          12. Headings. This section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

          13. Law Governing. This Warrant shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to principles of conflict of laws.


          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first above written.

                                        CST ENTERTAINMENT, INC.



                                        By:
                                           ---------------------------
                                        Name:
                                             -------------------------
                                        Title:
                                              ------------------------


























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                                    EXHIBIT A

                                SUBSCRIPTION FORM

                    (To be Executed by the Registered Holder
                        in order to Exercise the Warrant)

          The undersigned hereby irrevocably elects to exercise the right
     to purchase        of the Shares covered by this Warrant according to
                --------
     the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.


                                             ------------------------------
                                             Signature


                                             ------------------------------
                                             Name

                                             Address:

                                             ------------------------------
                                             ------------------------------


     Dated          ,19  .
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